Exhibit 3.2

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRECISION ENGINE PRODUCTS CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF JANUARY, A.D. 1989, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “PPD ACQUISITION CO., INC.” TO “PRECISION PRODUCTS CORP.”, FILED THE THIRTY-FIRST DAY OF JANUARY, A.D. 1989, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “PRECISION PRODUCTS CORP.” TO “PRECISION ENGINE PRODUCTS CORP.”, FILED THE NINETEENTH DAY OF MAY, A.D. 1989, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 2919501

DATE: 02-09-04

CERTIFICATE OF INCORPORATION

of

PPD ACQUISITION CO., INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State-of Delaware, certifies as follows:

1. Name. The name of the corporation is PPD Acquisition Co., Inc.

2. Address; Registered Agent. The address of the Corporation’s registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: ten thousand (10,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Jaime M. Wolf, 1285 Avenue of the Americas, New York, New York 10019.

6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

8. Adoption. Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption

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by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

IN WITNESS WHEREOF, this Certificate has been signed on this 4th of January, 1989.

/s/ Jaime M. Wolf
Jaime M. Wolf, Incorporator

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PPD ACQUISITION CO., INC.

Certificate of Amendment of the

Certificate of Incorporation

The undersigned, the Vice President of PPD Acquisition Co., Inc., a corporation organized under the laws ; of the State of Delaware (the “Corporation”), hereby , certifies as follows:

FIRST: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 5, 1989.

SECOND: The Corporation has not yet received any payment for any of its stock.

THIRD: This certificate of Amendment has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to “Precision Products Corp.” To reflect such change, Paragraph FIRST of the Certificate of Incorporation is amended in its entirety to read as follows:

“FIRST: The name of the Corporation is Precision Products Corp.”

IN WITNESS WHEREOF, the undersigned affirms the truth of the foregoing statements under penalty of perjury.

/s/ Steven Einstein
Steven Einstein, Vice President

Date: January 30, 1989

Attest:

/s/ Michael S. Kaufman
Michael S. Kaufman
Assistant Secretary

Certificate of Amendment of the Certificate of Incorporation of PRECISION PRODUCTS CORP.

Precision Products Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2. Article First of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

“FIRST: The name of the Corporation is Precision Engine Products Corp.”

IN WITNESS WHEREOF, the undersigned affirms the truth of the foregoing under penalties of perjury as of the 16th day of March, 1989.

PRECISION PRODUCTS CORP.

By:	/s/ Steven H. Einstein
	Name:	Steven H. Einstein
	Title:	Vice President

ATTEST:

By:	/s/ Michael S. Kaufman
	Name:	Michael S. Kaufman
	Title:	Assistant Secretary